Exhibit 15.4

31/F, Central Tower, No.5 Xiancun Road,

Tianhe District, Guangzhou, Guangdong, PRC; Postcode: 51000

Tel: (8620) 85656282  Fax: (8620) 85656281

http://www.gdlianyue.com

May 1, 2020

To:  LightInTheBox Holding Co., Ltd.

Floor 5, Building 2, Yaxin Science & Tech Park

No.399 Shengxia Road

Pudong New Area, 201203 Shanghai

People’s Republic of China

Dear Sirs /Madams,

We consent to the reference to our firm under the headings “Item 3. Key Information-D. Risk Factors,” “Item 4. Information on the Company-B. Business Overview- Regulation,” “Item 4. Information on the Company-C. Organizational Structure”, “Item 6. Directors, Senior Management and Employees — B. Compensation” and “Item 10. Additional information-E. Taxation” in LightInTheBox Holding Co., Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2019, which will be filed with the Securities and Exchange Commission in the month of May 2020.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/Guangdong Lianyue Law Firm
Guangdong Lianyue Law Firm